Schedule for Computation of Performance Quotations

Global Equity Portfolio

Yield Calculation of 0.1424%

a=$44,524
b=$41,419
c=2,420,370
d=$10.82

Global Income Portfolio

Yield Calculatio of 5.1630%

a=$74,094
b=$19,225
c=1,229,907
d=$10.48


Average Annual Total Return for each Series:


For the period November 8, 1995 (commencement of operations) to October 31, 1996

Global Equity Portfolio


P=                          $1.000.00
T=                              8.89%
n=                               1.00
ERV=                        $1,088.89

Global Income Portfolio

P=                          $1,000.00
T=                              7.79%
n=                               1.00
ERV=                        $1.077.91